SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 29, 2003

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83707-006
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

                Filed as an exhibit hereto is the registrant’s press release, dated January 29, 2003, announcing that the registrant intends to offer, subject to market and other conditions, approximately $500 million aggregate principal amount (excluding any option for the initial purchasers to the offering to purchase additional Notes (as defined below)) of convertible subordinated notes (the “Notes”) through an offering to qualified institutional buyers and the simultaneous entering into of call spread options on the registrant’s common stock.  In addition, the registrant included the following risk factors in the offering memorandum used in connection with the offering of the Notes:

RISK FACTORS

You should carefully consider the risks described below before participating in this offering. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected, the trading price of our securities could decline, and you might lose all or part of your investment.

Risks Related to Micron

If average selling prices for our semiconductor products do not exceed our costs, we expect to incur losses.

Average selling prices for our semiconductor products decreased by 12% in the first quarter of 2003 as compared to the fourth quarter of 2002. In five of the last six fiscal years, we experienced the following decreases in average selling prices for our semiconductor products: 53% in 2002, 60% in 2001, 37% in 1999, 60% in 1998 and 75% in 1997. We are unable to predict pricing conditions for any future period.

In recent quarters, average selling prices for our semiconductor products have been below our manufacturing costs. If average selling prices are below costs in future periods, we expect to continue to incur losses on product sales and for our results of operations, cash flows and financial condition to be adversely affected. To the extent the estimated market value of products held in finished goods and work in process inventories at a quarter end date is below the cost of these products, we recognize a charge against operations to write down the carrying value of inventory to market value.

If average selling prices of semiconductor products do not improve, we may not be able to generate sufficient cash flows to fund our operations and make adequate capital investments.

Our cash flows from operations depend primarily on the volume of semiconductor memory sold, average selling prices and per megabit manufacturing costs. In recent quarters, average selling prices have been below our manufacturing costs. To develop new product and process technologies, support future growth, achieve operating efficiencies and maintain product quality, we must make significant capital investments in facilities and capital equipment, research and development, and product and process technology. Weak market conditions for the semiconductor industry have led us to significantly reduce actual and projected expenditures. If average selling prices do not improve, we may not be able to generate sufficient cash flows to fund our operations or make adequate capital investments. We have historically utilized external sources of financing. However, depending on general market and economic conditions or other factors, we may not be able to access capital markets for sufficient funds on acceptable terms.

Increased worldwide DRAM production or lack of demand for semiconductor products could lead to further declines in average selling prices for DRAM or limit our ability to sell our products.

The transition to smaller geometries and 300mm wafers in the industry, which is expected to occur within the next two to five years, could, depending upon the rate of transition, lead to a significant increase in the worldwide supply of DRAM. Increases in worldwide supply of DRAM also result from DRAM fab capacity expansions, either by way of new facilities, increased capacity utilization or reallocation of other semiconductor production to DRAM production. Some of our competitors may receive government support to withstand downturns in the semiconductor memory market and to invest in technology resulting in increased worldwide supply. Increases in worldwide supply of DRAM, if not offset by increases in demand, could lead to further declines in average selling prices for our products and adversely affect our results of operations, cash flows and financial condition. In addition, if a lack of demand for semiconductor products limits our ability to sell our inventory, our liquidity and financial position could be adversely affected.

Depressed pricing for semiconductor memory products may lead to future inventory write-downs.

We recorded an inventory write-down of $91 million in the first quarter of 2003, and we recorded inventory write-downs totaling $376 million in 2002 and $727 million in 2001 as a result of the significant decreases in average selling prices for our semiconductor memory products. To the extent the estimated market value of products held in finished goods and work in process inventories at a quarter end date is below the cost of these products, we recognize a charge to cost of goods sold to write down the carrying value of inventory to market value.

If the growth rate of either PCs sold or the amount of semiconductor memory included in each PC decreases, sales of our semiconductor products could decrease.

We are dependent on the PC market as most of the semiconductor products we sell are used in PCs or peripheral products. DRAMs are the most widely used semiconductor components in PCs. In recent years, the growth rate of PCs sold has slowed or declined. If we experience a sustained reduction in the growth rate of either PCs sold or the average amount of semiconductor memory included in each PC, sales of our semiconductor products built for those markets could decrease, and our results of operations, cash flows and financial condition could be adversely affected.

The semiconductor memory industry is highly competitive.

We face intense competition from a number of companies, some of which are large corporations or conglomerates (e.g. Samsung Semiconductor, Inc.) that may have greater resources to withstand downturns in the semiconductor memory market, invest in technology and capitalize on growth opportunities.

Current economic and political conditions may harm our business.

Global economic conditions and the effects of military or terrorist actions may cause significant disruptions to worldwide commerce. If these disruptions result in delays or cancellations of customer orders, a decrease in corporate spending on information technology or our inability to effectively market, manufacture or ship our products, our results of operations, cash flows and financial condition could be adversely affected. In addition, our ability to raise capital for capital expenditures, research and development and ongoing operations is dependent upon ready access to capital markets. During times of adverse global economic and political conditions, accessibility to capital markets could decrease. If we are unable to access the capital markets over an extended period of time, we may be unable to make capital expenditures, fully carry out our research and development efforts and fund operations, which could materially adversely affect our results of operations, cash flows and financial condition.

If any one of our major PC customers significantly reduces its purchases of DRAM from us, our results of operations, cash flows and financial condition could be adversely affected.

Approximately 80% of our sales of semiconductor products for the first quarter of 2003 was to the computer market. Aggregate sales to two of our PC customers approximated 27% of our net sales in the first quarter of 2003. If any one of our major PC customers significantly reduces its purchases of DRAM from us, our results of operations, cash flows and financial condition could be adversely affected.

If our TECH joint venture experiences financial difficulty, or if our supply of semiconductor products from TECH is disrupted, our results of operations, cash flows and financial condition could be adversely affected.

TECH supplied approximately 25% of our total megabits of memory produced in the first quarter of 2003, the first quarter of 2002 and the fourth quarter of 2002. We have agreements to purchase all of the production from TECH subject to specific terms and conditions. Any reduction in supply could adversely affect our results of operations, cash flows and financial condition. TECH’s existing credit facility expires in December 2003, and TECH is currently seeking external financing to replace its maturing loans and fund ongoing operations, which may require additional support to be provided by TECH’s shareholders. If TECH’s financing efforts are unsuccessful, we and other TECH shareholders may be requested to invest additional capital in TECH. If TECH is unable to obtain new financing or additional capital from its shareholders, it would likely have to discontinue capital spending and may have to alter its operations. We have pledged $50 million as cash collateral for TECH’s fully-drawn revolving line of credit. As of November 28, 2002, we had remaining unamortized costs of $75 million included in intangible assets relating to the supply arrangement to purchase product from TECH. In the event that our supply of semiconductor products from TECH is reduced or eliminated, we may be required to write off part or all of these assets and our results of operations could be adversely affected.

We may be unable to maintain or reduce per megabit manufacturing costs at the same rate as we have in the past.

Historically, we have decreased per megabit manufacturing costs through improvements in our manufacturing processes, including reducing the die size of our existing products. In future periods, we may be unable to maintain our per megabit manufacturing costs or reduce costs at historical rates. Our ability to maintain or reduce per megabit manufacturing costs in future periods may be affected by:

•         our ability to successfully implement product and process technology upgrades, specifically our ongoing transition to 13μ and ..11μ process technologies,

•         our manufacturing wafer output or yields, which may decrease as we implement more complex technologies, including our transition to 300mm wafer processing, and

•         our ability to ramp the latest reduced die size versions of existing devices or new generation devices.

If we are unable to respond to customer demand for diversified semiconductor memory products or are unable to do so in a cost-effective manner, we may lose market share and our results of operations may be adversely affected.

In recent periods, the semiconductor memory market has become relatively segmented, with diverse memory needs being driven by the different requirements of desktop and notebook PCs, servers, workstations, handheld devices, and communications, industrial and other applications that demand specific memory solutions. We currently offer customers a variety of memory products including DDR SDRAM, SDRAM, Flash and SRAM. In addition, we are designing and developing other semiconductor products, including DDR II, GDDR III, reduced latency DRAM (‘‘RLDRAM’’), CellularRAM and ternary content addressable memory (‘‘TCAM’’) as well as CMOS imaging sensors.

We need to dedicate significant resources to product design and development to respond to customer demand for the continued diversification of semiconductor products. If we are unable to invest sufficient resources to meet the diverse memory needs of customers, we may lose market share. In addition, as we diversify our product lines we may encounter difficulties penetrating certain markets, particularly markets where we do not have existing customers. If we are unable to respond to customer demand for market diversification in a cost-effective manner, our results of operations may be adversely affected.

An adverse determination that our products and processes infringe the intellectual property rights of others could adversely affect our results of operations, cash flows and financial condition.

As is typical in the semiconductor and other high technology industries, from time to time, others have asserted, and may in the future assert, that our products or processes infringe their product or process technology rights. We are currently engaged in litigation with Rambus, Inc. (‘‘Rambus’’) relating to certain of Rambus’ patents and certain of our claims and defenses. On August 28, 2000, we filed a declaratory judgment action against Rambus in the U.S. District Court for the District of Delaware. On February 1, 2001, we amended our complaint. Pursuant to our amended complaint, we are seeking (1) relief under the federal antitrust laws for violations by Rambus of Section 2 of the Sherman Act; (2) a declaratory judgment that (a) certain Rambus patents are not infringed, are invalid and/or are unenforceable, (b) we have an implied license to Rambus’ patents, and (c) Rambus is estopped from enforcing its patents against us because of its conduct in the Joint Electron Device Engineering Council standards setting body; and (3) damages and declaratory relief for Rambus’ breach of contract, fraud, deceptive trade practices, negligent misrepresentation, and conduct requiring the application of equitable estoppel. On February 15, 2001, Rambus filed an answer and counterclaim denying that we are entitled to relief and has alleged willful infringement by us of eight Rambus patents. In addition, Rambus has filed lawsuits against us in Italy, Germany, France and the United Kingdom alleging infringement of certain Rambus European patents. We are unable to predict the outcome of the Rambus suits or of other assertions of infringement that have been made, or may in the future be made, against us. We cannot assure you that a final resolution of these allegations that our manufacturing processes or products infringe the product or process rights of others will not result in significant liability and not require us to make material changes to our products and/or manufacturing processes. Any of the foregoing results could have a material adverse effect on our business, results of operations or financial condition.

We have a number of patent and intellectual property license agreements. Some of these license agreements require us to make one time or periodic payments. We may need to obtain additional patent licenses or renew existing license agreements in the future. We are unable to predict whether these license agreements can be obtained or renewed on acceptable terms.

Allegations of anticompetitive practices.

On June 17, 2002, we received a grand jury subpoena from the U.S. District Court for the Northern District of California seeking information regarding an investigation by the Antitrust Division of the Department of Justice (the ‘‘DOJ’’) into possible antitrust violations in the ‘‘Dynamic Random Access Memory’’ or ‘‘DRAM’’ industry. We are cooperating fully and actively with the DOJ in its investigation. Subsequent to the commencement of the DOJ investigation, 23 purported class action lawsuits were filed against us and other DRAM suppliers in various federal and state courts alleging violations of the Federal Sherman Antitrust Act or California’s Cartwright Antitrust Act and Unfair Competition Law relating to the sale and pricing of DRAM products. The complaints seek treble damages for the alleged damages sustained by purported class members, in addition to restitution, costs and attorneys’ fees, as well as an injunction against the allegedly unlawful conduct. There can be no assurance that additional purported class action lawsuits will not be filed against us, either within or without the United States. We are unable to predict the outcome of these suits. Based upon our analysis of the claims made and the nature of the DRAM industry, we believe that class treatment of these cases is not appropriate and that any purported injury alleged by plaintiffs would be more appropriately resolved on a customer-by-customer basis. We cannot assure you that the final resolution of these alleged violations of federal or state antitrust laws will not result in significant liability and not have a material adverse effect on our results of operations and financial condition.

We may face difficulties integrating our newly acquired Virginia facility.

On April 22, 2002, we acquired substantially all the assets of Toshiba’s DRAM business as conducted by Dominion Semiconductor L.L.C., a wholly-owned subsidiary of Toshiba located in Virginia. The success of these operations is partially dependent on our ability to operate them in a cost-effective manner. There can be no assurance that we will successfully integrate these operations and operate them in a cost-effective manner. Until we are able to complete the transition of our product and process technology and also significantly ramp production at the Virginia facility, we expect that the per megabit costs associated with products manufactured at the facility will exceed the per megabit costs of products manufactured at our other facilities. There can be no assurance that we will be successful in achieving the same level of manufacturing efficiencies in the Virginia facility as has been achieved in our other manufacturing facilities.

New product development may not be successful.

We are developing new products that complement our traditional memory products or leverage their underlying design or process technology. We anticipate expending significant resources for new semiconductor product development over the next several years. There can be no assurance that our product development efforts will be successful, that we will be able to cost-effectively manufacture these new products or that we will be able to successfully market these products.

If we are unable to successfully transition our operations to 300mm wafer processing at the appropriate time, our results of operations, cash flows and financial condition could be adversely affected.

We have in the past reduced our per megabit manufacturing costs by transitioning to larger wafer sizes. By transitioning to larger wafers, we should be able to produce significantly more die for each wafer, resulting in substantially reduced costs for each die. We intend to use a portion of the proceeds of this offering to facilitate our transition to our processing of 300mm wafers. Our transition to 300mm wafer processing across a significant portion of our operations will require us to make substantial capital investments, which will depend on our ability to generate funds from operations or to obtain additional funds from external sources. We may also experience disruptions in manufacturing operations and reduced yields during our transition to larger wafer sizes. If we are unable to successfully transition to 300mm wafer processing at the appropriate time, we could be at a cost disadvantage with respect to our competitors and our results of operations, cash flows and financial condition could be adversely affected.

We face risks associated with our international sales and operations that could adversely affect our results of operations, cash flows and financial condition.

Sales to customers outside the United States approximated 57% of our consolidated net sales in the first quarter of 2003. In addition, we have or support manufacturing operations in Italy, Japan,

Scotland and Singapore. Our international sales and operations are subject to a variety of risks, including:

•         currency fluctuations, export duties, changes to import and export regulations, and restrictions on the transfer of funds,

•         political and economic instability,

•         problems with the transportation or delivery of our products,

•         issues arising from cultural or language differences and labor unrest,

•         longer payment cycles and greater difficulty in collecting accounts receivable, and

•         compliance with trade and other laws in a variety of jurisdictions.

These factors may adversely affect our results of operations, cash flows and financial condition.

If our manufacturing process is disrupted, our results of operations, cash flows and financial condition could be adversely affected.

We manufacture products using highly complex processes that require technologically advanced equipment and continuous modification to improve yields and performance. Difficulties in the manufacturing process can reduce yields or disrupt production and may increase our per megabit manufacturing costs. From time to time, we have experienced minor disruptions in our manufacturing process as a result of power outages. If production at a fabrication facility is disrupted for any reason, manufacturing yields may be adversely affected or we may be unable to meet our customers’ requirements and they may purchase products from other suppliers. This could result in a significant increase in manufacturing costs, loss of revenues or damage to customer relationships.

Disruptions in our supply of raw materials could adversely affect our results of operations, cash flows and financial position.

Our operations require raw materials that meet exacting standards. We generally have multiple sources of supply for our raw materials. However, only a limited number of suppliers are capable of delivering certain raw materials that meet our standards. Various factors could reduce the availability of raw materials such as silicon wafers, photomasks, chemicals, gases, lead frames and molding compound. Shortages may occur from time to time in the future. In addition, any transportation problems could delay our receipt of raw materials. Lead times for the supply of raw materials have been extended in the past. If our supply of raw materials is disrupted or our lead times extended, our results of operations, cash flows and financial condition could be adversely affected.

Products that do not meet specifications or that contain, or are perceived by our customers to contain, defects or that are otherwise incompatible with end uses could impose significant costs on us or otherwise adversely affect our results of operations, cash flows and financial position.

Because the design and production process for semiconductor memory is highly complex, it is possible that we may produce products that do not comply with customer specifications, contain defects or are otherwise incompatible with end uses. If, despite design review, quality control and product qualification procedures, problems with nonconforming, defective or incompatible products occur after we have shipped such products, we could be adversely affected in the following ways:

•         we may need to replace product or otherwise compensate customers for costs incurred or damages caused by defective or incompatible product, and

•         we may encounter adverse publicity, which could cause a decrease in sales of our products.

We expect to make future acquisitions where advisable, which involve numerous risks.

We expect to make future acquisitions where we believe it is advisable to enhance our market position. Acquisitions involve numerous risks, including:

•         increasing our exposure to changes in average selling prices for semiconductor memory products,

•         difficulties in integrating the operations, technologies, and products of the acquired companies,

•         increasing capital expenditures to upgrade and maintain facilities,

•         increasing debt to finance any acquisition,

•         diverting management’s attention from normal daily operations,

•         managing larger operations and facilities and employees in separate geographic areas, and

•         hiring and retaining key employees.

Mergers and acquisitions of high-technology companies are inherently risky, and future acquisitions may not be successful and may materially adversely affect our results of operations, cash flows or financial condition.

Risks Related to the Offering

The notes will rank below our senior debt and liabilities of our subsidiaries, and we may be unable to repay our obligations under the notes.

The notes will be unsecured and subordinated in right of payment in full to all of our existing and future senior debt. Because the notes are subordinated to our senior debt, in the event of (1) our liquidation or insolvency, (2) a payment default on our senior debt, (3) a covenant default on our designated senior debt, or (4) acceleration of the notes due to an event of default, we will make payments on the notes only after our senior debt has been paid in full. As a result, we may not have sufficient assets remaining to pay any or all amounts due on the notes.

The notes are obligations exclusively of Micron. Since Micron’s operations are partially conducted through subsidiaries, our cash flow and our ability to service our debt, including the notes, are partially dependent upon the earnings of our subsidiaries and the distribution of those earnings to us. Our subsidiaries are separate legal entities and have no obligation to make any payments on the notes or make any funds available for payment on the notes. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions and are dependent upon the earnings of our subsidiaries. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization, and your right to participate in these assets, will be effectively subordinated to the claims of that subsidiary’s creditors. Consequently, the notes will be effectively subordinated to all liabilities, including trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by us.

As of November 28, 2002, we had approximately $347 million of senior debt outstanding, and our subsidiaries had approximately $358 million of indebtedness and other liabilities, including trade payables, but excluding intercompany liabilities and approximately $182 million of liabilities guaranteed by us and included in senior debt, as to which the notes would have been effectively subordinated. Neither we nor our subsidiaries are prohibited or limited from incurring debt or acting as guarantors of debt for others in whom we or our subsidiaries may have an interest under the indenture. Our ability to pay our obligations on the notes could be adversely affected by our or our subsidiaries’ incurrence of additional indebtedness or other liabilities. We and our subsidiaries may from time to time incur additional indebtedness and other liabilities, including senior debt.

Limitation on repurchase of notes in the event of a change in control.

Our ability to repurchase notes upon the occurrence of a change in control is subject to limitations. We may not have sufficient financial resources or the ability to arrange financing to pay the repurchase price for all the notes delivered by holders seeking to exercise their repurchase right. Although we may elect, subject to satisfaction of certain conditions, to pay the repurchase price for the notes in common stock or other applicable securities, our ability to repurchase the notes in cash may be limited or prohibited by the terms of any future borrowing arrangements existing at the time of a change in control. Any failure by us to repurchase the notes upon a change in control would result in an event of default under the indenture, whether or not the repurchase is permitted by the subordination provisions of the indenture. Any such default may, in turn, cause a default under our senior debt. Moreover, the occurrence of a change in control could result in an event of default under the terms of our then existing senior debt. As a result, any repurchase of the notes may be prohibited until the senior debt is paid in full.

Furthermore, because the sale price of our common stock will be determined prior to the applicable repurchase date, holders of the notes bear the market risk that our common stock will decline in value between the date the sale price is calculated and the repurchase date.

Changes in our credit rating could adversely affect the price of the notes.

Credit agencies continually revise their ratings for companies they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on us. For example, on January 17, 2003, Moody’s Investors Service lowered our issuer rating to Ba3 from Ba1. A further negative change in our ratings could have an adverse effect on the price of the notes.

Absence of public market for the notes.

The notes will be a new issue of securities with no established trading market. The initial purchasers have advised us that they currently intend to make a market in the notes. However, the initial purchasers are not obligated to make a market in the notes and any market making by the initial purchasers may be discontinued at any time at the sole discretion of the initial purchasers without notice. We cannot assure you that a market for the notes will develop and continue upon completion of the offering or that the market price of the notes will not decline. Various factors, such as changes in prevailing interest rates or changes in perceptions of our creditworthiness could cause the market price of the notes to fluctuate significantly. The trading price of the notes will also be significantly affected by the market price of our common stock, which could be subject to wide fluctuations in response to a variety of factors. The notes will not be listed on any securities exchange or included for quotation in any automated dealer system and will only be traded on the over-the-counter market.

The notes and the common stock to be issued upon conversion of the notes have not been registered under the Securities Act and are not transferable except upon satisfaction of certain conditions. Although we have agreed to use our reasonable efforts to have declared effective a shelf registration statement covering the notes and the common stock issuable upon conversion of the notes within 180 days after the date the notes are originally issued, we may not be able to have the registration statement declared effective within that time period, if at all.

We will significantly increase our leverage as a result of the sale of the notes.

In connection with the sale of the notes, we will incur $500 million of indebtedness, or up to $575 million if the initial purchasers exercise in full their option to purchase additional notes. As a result of this indebtedness, our principal and interest payment obligations will increase substantially. The degree to which we will be leveraged could materially and adversely affect our ability to obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. In addition, certain of our equipment financing arrangements contain covenants that, among other things, require us to maintain certain financial ratios which, together with our increased leverage, could adversely affect our financial flexibility.

Our stock price has been volatile and our stock price and the price of the notes may fluctuate in the future.

In the past, our common stock price has fluctuated significantly. This could continue as we or our competitors announce new products, demand by our customers fluctuates, conditions in our industry change, average selling prices for semiconductor memory fluctuate or investors change their sentiment toward technology stocks. Fluctuations of our common stock price may also cause fluctuations in market prices for our notes.

In addition, fluctuations in our stock price and our price-to-earnings multiple may have made our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction particularly when viewed on a quarterly basis.

Call spread options may affect the value of the notes.

In conjunction with the issuance of the notes, we intend to enter into an arrangement with affiliates of Goldman, Sachs & Co. and Lehman Brothers Inc. to limit the market risks associated with our obligations under the notes by purchasing call spread options from them. In connection with these arrangements, our transaction counterparties may take positions in our common stock in secondary market transactions and enter into various derivative transactions after the pricing of the notes. These counterparties may modify their hedge positions from time to time prior to conversion, redemption or maturity of the notes by purchasing and selling shares of our common stock, other of our securities or other instruments. Such activity may affect the market price of our equity and equity-linked securities.

For example, in connection with any repayment or call for redemption of the notes, we anticipate that our counterparties would sell shares of our common stock to be in a position to settle the call spread options. These sales could create downward pressure on the market price of our equity and equity-linked securities.

Securities we issue to fund our operations could dilute your ownership.

We may decide to raise additional funds through public or private debt or equity financing to fund our operations. If we raise funds by issuing equity securities, the percentage ownership of current stockholders will be reduced and the new equity securities may have rights prior to those of the common stock issuable upon conversion of the notes. We may not obtain sufficient financing on terms that are favorable to you or us. We may delay, limit or eliminate some or all of our proposed or existing operations if adequate funds are not available.

Item 7.                    Financial Statements and Exhibits.

                                (c)  Exhibits.

                                The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued on January 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	January 29, 2003	By:	/s/ Wilber G. Stover, Jr.
		Name:	Wilber G. Stover, Jr.
		Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED January 29, 2003

Exhibit	Description

99.1	Press Release issued on January 29, 2003.